UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2021

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Executive Officer Compensation

On April 8, 2021, the Compensation Committee of the Board of Directors (the “Committee”) of Hooker Furniture Corporation (the “Company”) approved annual base salaries, annual cash incentives and long-term incentives for the Company’s executive officers.

Annual Base Salary

The base salary for each executive officer for the 2021 calendar year will be:

Base Salary
Jeremy R. Hoff, CEO and Director	$450,000
Paul A. Huckfeldt, Senior VP – Finance and Accounting and CFO	300,000
Anne J. Smith, President – Domestic Upholstery and CAO	300,000
D. Lee Boone, President - Home Meridian	350,000
Tod R. Phelps, Senior VP – Operations	250,000

Annual Cash Incentives

The annual cash incentive for each executive officer for the Company’s 2022 fiscal year, which ends January 30, 2022, will be paid if the Company attains 80% or more of its budgeted fiscal 2022 consolidated net income target, as approved by the Board of Directors. Each executive officer is eligible to receive a percentage of his or her calendar 2021 base salary under the annual incentive program. The annual cash incentive is based on each executive officer’s Base Salary as detailed above. No cash bonus is payable if the Company fails to reach at least 80% of the budgeted consolidated net income target and a maximum cash bonus is payable if the Company reaches 125% or more of target consolidated net income. The annual cash incentive potential for each of the executive officers is as follows:

	If the Company Attains:
	80% of Target Net Income	90% of Target Net Income	100% of Target Net Income	110% of Target Net Income	125% or More of Target Net Income
Jeremy R. Hoff	$168,750	$303,750	$337,500	$421,875	$556,875
Paul A. Huckfeldt	90,000	162,000	180,000	225,000	297,000
Anne J. Smith	75,000	135,000	150,000	187,500	247,500
D. Lee Boone	87,500	157,500	175,000	218,750	288,750
Tod R. Phelps	62,500	112,500	125,000	156,250	206,250

Each additional percentage of net income realized between the percentages shown above is interpolated, such that each additional percentage of net income realized between the threshold amounts shown above results in a larger bonus payout, as shown in the table below:

	Interpolation per 1% of increased earnings:
	Between 80-89% of Target Net Income	Between 90-99% of Target Net Income	Between 100-109% of Target Net Income	Between 110-125% of Target Net Income
All executive officers	4%	1%	2.5%	2.67%

Long-Term Incentive Awards

Time-Based Restricted Stock Units (“RSUs”). Each time-based RSU entitles the executive officer to receive one share of the Company’s common stock if he or she remains continuously employed with the Company through the end of a three-year service period that ends April 8, 2024. At the discretion of the Committee, the RSUs may be paid in shares of the Company’s common stock, cash (based on the fair market value of a share of the Company’s common stock on the date payment is made), or both. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change of control of the Company and a prorated number of the RSUs will vest upon the death, disability or retirement of the executive officer. The RSUs do not convey any dividend or dividend equivalent rights to the executive officer.

The number of RSUs awarded to each executive officer is set forth in the table below.

Executive Officer	Number of RSUs
Jeremy R. Hoff	3,024
Paul A. Huckfeldt	968
Anne J. Smith	968
D. Lee Boone	1,882
Tod R. Phelps	1,344

Performance-based Restricted Stock Units (“PSUs”) Each performance-based RSU entitles the executive officer to receive one share of the Company’s common stock-based on the achievement of two specified performance conditions (described below) if the executive officer remains continuously employed by the Company through the end of the three-year performance period. The PSUs shall vest subject to the Company’s attainment of pre-established financial goals related to the sum of two amounts, (1) the Company’s absolute EPS Growth and (2) relative EPS growth, over a three-year performance period that began February 1, 2021 and ends January 28, 2024, as approved by the Committee. The payout or settlement of the PSUs shall be made in shares of the Company’s common stock . The PSUs do not convey any dividend or dividend equivalent rights to the executive officer.

The settlement or payment for each executive officer under his PSU will be the sum of the following share amounts:

a.

An amount set forth in the table below based on the growth of the Company’s fully diluted earnings per share from continuing operations (“EPS”) over the performance period. The Company’s EPS growth must be at least 5% over the performance period for a payment to be made.

Executive Officer	Payout Amount in Shares of Company Stock Based on EPS Growth (%) for Performance Period
	Threshold	Target			Maximum
	5%	10%	15%	20%	25%
Jeremy R. Hoff	1,008	3,025	4,033	5,041	6,050
Paul A. Huckfeldt	645	1,935	2,581	3,226	3,871
Anne J. Smith	645	1,935	2,581	3,226	3,871
D. Lee Boone	627	1,882	2,509	3,137	3,764
Tod R. Phelps	448	1,344	1,792	2,241	2,689

b.

An amount set forth in the table below based on the growth of the Company’s EPS over the performance period relative to a group of specified peer companies. However, if the Company’s EPS growth is not positive for the performance period, this payment will be capped at the amount for the 50th percentile.

Executive Officer	Payout in Shares of Company Stock Based on Relative EPS Growth for Performance Period
	Less than 40th percentile	40th percentile, but less than 59th percentile Threshold	60th percentile, but less than 79th percentile Target	Equal to or greater than 80th percentile Maximum
Jeremy R. Hoff	-	3,024	4,032	6,048
Paul A. Huckfeldt	-	1,935	2,581	3,871
Anne J. Smith	-	1,935	2,581	3,871
D. Lee Boone	-	1,882	2,509	3,763
Tod R. Phelps	-	1,344	1,792	2,688

In addition, upon the executive officer’s termination of employment due to death, disability or retirement (as defined in the Plan), PSUs will vest and be settled on a pro rata basis at the end of the performance period based on the Company’s actual performance against the EPS goals as approved by the Committee. In the event of a change in control of the Company, the PSUs shall also vest and be settled in full immediately following the change in control assuming target performance levels achieved by the Company.

Executive Retention Awards

Also, on April 8, 2021, the Board approved time-based RSUs as retention awards. Each of these time based RSU entitles the executive officer to receive one share of the Company’s common stock if he or she remains continuously employed with the Company through the end of a three-year service period that ends on April 8, 2024. In addition to the service-based vesting requirement, 100% of an executive officer’s RSUs will vest upon a change in control of the Company and a prorated number of RSUs will vest upon the death, disability, or retirement of the executive officer. The COVID-19 crisis adversely affected the Company’s fiscal 2021 performance and annual incentive targets were not met for three out of our four executive officers serving at the end of the fiscal year end. Due to the crisis, executive officers’ base salaries were temporarily reduced. The negative effects of this extraordinary crisis were pervasive and negatively affected the home furnishings industry, national and global economies and were outside of the control of these officers. Consistent with its policy of not changing annual incentive targets after Board approval and given our strong desire to promote retention of key executives during difficult industry dynamics, on April 8, 2021 the Company awarded long-term retention awards in the form of RSUs to be delivered exclusively in the form of shares of the Company’s stock to the three executives who did not receive an annual cash incentive for the last fiscal year. The Compensation Committee believes that the issuance of these shares is necessary for executive retention and is in the best interests of the Company and its shareholders.

The number of RSUs awarded to each executive officer is set forth in the table below.

Executive Officer	Number of RSUs
Paul A. Huckfeldt	1,774
Anne J. Smith	1,478
D. Lee Boone	1,613

Board Service Compensation

Also, on April 8, 2021, the Board determined, upon recommendation from the Nominating and Corporate Governance Committee, it was in the best interests of the Company and its shareholders to formalize its policy of granting restricted shares to directors transitioning from employee to non-employee status during a service year and to directors initially appointed to the Board during a service year. Consequently, the Board granted restricted stock to Paul B. Toms, Jr., Chairman of the Company’s Board of Directors, and Maria C. Duey, director, consistent with the current compensation of other non-employee directors. The restricted stock grants were prorated for the current service year that ends at the Company’s annual meeting of shareholders in June 2021, such that the actual numbers of shares granted to Mr. Toms and Ms. Duey were 1,379 and 755, respectively, for the remainder of the current service year. The number of shares granted to each of Mr. Toms and Ms. Duey were calculated by dividing prorated Board service fees paid to each by the closing share price of the Company’s shares on February 1, 2021 in the case of Mr. Toms (his first day of service as a non-employee director) and on March 5, 2021 in the case of Ms. Duey, her first day of service as a non-employee director.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Senior Vice President - Finance and Accounting Chief Financial Officer

Date: April 12, 2021